                                                                   Exhibit 10.63

                                                                Loan No. 3212525

                                MORTGAGE NOTE


$12,000,000.00                                            Tilton, New Hampshire
                                                                March 1, 1999

         FOR VALUE RECEIVED, BIRCH POND REALTY CORPORATION, a Delaware corporation (doing business in the State of New Hampshire as BPRC), having its principal place of business at 100 Birch Pond Drive, Tilton, New Hampshire 03289 (hereinafter referred to as "MAKER"), promises to pay to the order of JOHN HANCOCK REAL ESTATE FINANCE, INC. ("JHREF"), a Delaware corporation, its successors and assigns, at its principal place of business at John Hancock Place, T-53, 200 Clarendon Street, Boston, Massachusetts 02116 (JHREF and each successor or assign being hereinafter referred to as "PAYEE"), or at such place as the holder hereof may from time to time designate in writing, the principal sum of TWELVE MILLION AND 00/100 DOLLARS ($12,000,000.00) in lawful money of the United States of America with interest thereon to be computed from the date of disbursement of the loan proceeds at the Applicable Interest Rate (hereinafter defined).

         1. PAYMENT OF PRINCIPAL AND INTEREST. Principal and interest shall be paid as follows:

                  (a) If the loan proceeds are not disbursed on the first day of a month, then interest only at the Applicable Interest Rate from and including the date of disbursement of the loan proceeds to the first day of the month following such disbursement shall be due and payable in advance on the date of such disbursement;

                  (b) Principal and interest is to be paid in installments as follows: $95,209.00 on May 1, 1999, and on the first day of each calendar month thereafter up to and including March 1, 2009; and

                  (c) The outstanding principal balance and all accrued and unpaid interest thereon and all other sums and fees due under this Note shall be due and payable on April 1, 2009 (the "MATURITY DATE").

         Interest on the principal balance of this Note shall be calculated on a monthly basis using, as the agreed method of calculation, an actual/360 day formula. Such formula shall use, as the numerator, the actual number of days elapsed in each month and, as the denominator, 360 days; PROVIDED, HOWEVER, that interest for a period of less than a full month shall be calculated using, as the agreed method of calculation, an actual/365 formula, using, as the numerator, the actual number of days elapsed in each such period and, as the denominator, 365 days.

         The term "APPLICABLE INTEREST RATE" as used in this Note shall mean from the date of disbursement of the loan proceeds through and including the Maturity Date, a rate of SEVEN AND THIRTY ONE HUNDREDTHS PERCENT (7.30%) per annum.



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                                                                Loan No. 3212525

         If at any time Payee receives, from Maker or otherwise, any amount applicable to the Debt (hereinafter defined) which is less than all amounts due and payable at such time, Payee may apply that payment to amounts then due and payable in any manner and in any order determined by Payee, in Payee's sole discretion. Payee shall, however, be under no obligation to accept any amount less than all amounts then due and payable. Maker agrees that neither Payee's acceptance of a payment from Maker in an amount that is less than all amounts then due and payable nor Payee's application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. This provision shall control notwithstanding any inconsistent direction by Maker or any other obligor hereunder.

         The whole of the principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due under this Note and any other instrument now or hereafter evidencing, securing, guaranteeing or executed in connection with the indebtedness evidenced hereby (the "LOAN DOCUMENTS") (all such sums hereinafter collectively referred to as the "DEBT") shall without notice become immediately due and payable at the option of Payee if any payment required in this Note is not paid within five (5) days after the same is due or on the happening of any other default, after the expiration of any applicable notice and grace periods, herein or under the terms of any other Loan Document (hereinafter collectively an "EVENT OF DEFAULT"). All of the terms, covenants and conditions contained in the Mortgage (hereinafter defined) and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.

         2. PREPAYMENT.

                  (a) The principal balance of this Note may not be prepaid in whole or in part except as expressly permitted pursuant hereto.

                  (b) At any time after the Lockout Period Expiration Date (as hereinafter defined), and provided no event of default exists, Maker may obtain the release of the Mortgaged Property (as hereinafter defined) from the lien of the Mortgage upon the satisfaction of the following conditions precedent:

                  (i)      Maker shall provide Payee with not less than sixty
                           (60) days prior written notice before a Defeasance (as hereinafter defined) is to occur, which Defeasance shall occur on a regularly scheduled payment date (the "Release Date");

                  (ii) Maker shall pay to Payee all interest accrued and unpaid on the principal balance of the Note to and including the Release Date, and all other sums then due and payable under the Note, the Mortgage and the other Loan Documents;



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                                                                Loan No. 3212525

                  (iii) If Payee is to purchase the U.S. Obligations (as hereinafter defined) on behalf of Maker, as provided below, Maker shall pay to Payee the Defeasance Deposit (as hereinafter defined); and

                  (iv)     Maker shall deliver to Payee:

                           (A) a security agreement (the "Defeasance Security Agreement"), in form and substance satisfactory to Payee, creating a first priority lien on and a perfected security interest in the Defeasance Deposit and the U.S. Obligations;

                           (B) a form of release ("Release") of the Mortgaged Property from the lien of the Mortgage (for execution by Payee) in a form acceptable to Payee and appropriate for the jurisdiction in which the Mortgaged Property is located;

                           (C) a certificate from an officer of Maker certifying that the requirements set forth in this Section have been satisfied;

                           (D) an opinion of counsel for Maker in form and substance and delivered by counsel satisfactory to Payee, stating, among other things, (x) that the U.S. Obligations and the Defeasance Collateral Account and the proceeds thereof have been duly and validly assigned and delivered to Payee and that Payee has a valid perfected first priority security interest in the U.S. Obligations and the Defeasance Collateral Account (as hereinafter defined); (y) that the Defeasance Security Agreement is enforceable against Maker in accordance with its terms;
                                    (z) if the Mortgage has been placed in a secondary market transaction, (1) the U.S. Obligations and the Defeasance Collateral Account have been validly assigned to a REMIC, and (2) that the Defeasance will not cause any trust or other entity to fail to qualify as a "real estate mortgage investment conduit" (a "REMIC"), within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended from time to time or any successor statute and has been effected in accordance with such statute and the regulations promulgated therefore; (aa) the Defeasance will not result in a deemed exchange for purposes of the Internal Revenue Code and will not adversely affect the status of the Note as indebtedness for federal income tax purposes; and (bb) the delivery of the U.S. Obligations and the grant of the security interest therein and in the Defeasance Collateral


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                                                                Loan No. 3212525



                                    Account to Payee shall not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law;

                           (E) evidence in writing from the applicable Rating Agencies to the effect that such release will not result in a re-qualification, reduction or withdrawal of any rating in effect immediately prior to such Defeasance for any securities issued in connection with a secondary market transaction;

                           (F) if the U.S. Obligations are purchased by Maker, a certificate of Maker's independent certified public accountant certifying that the U.S. Obligations will generate the Scheduled Defeasance Payments;

                           (G) such other certificates, opinions, documents or instruments as Payee may reasonably request; and

                  (v) in connection with a Defeasance under this Section, if the Maker shall continue to own assets other than the U.S. Obligations and the Defeasance Collateral Account following the Defeasance, Maker may, and at the request of Payee shall, at Maker's expense, establish or designate a successor entity (the "Successor Maker"), which shall be a single purpose bankruptcy remote entity approved by Payee. Maker shall transfer and assign all obligations, rights and duties under and to this Note and the Defeasance Security Agreement together with the pledged U.S. Obligations to such Successor Maker. Such Successor Maker shall execute an assumption agreement in form and substance satisfactory to Payee in its sole discretion, pursuant to which such Successor Maker shall assume Maker's obligations under the Note and the Defeasance Security Agreement. As a condition to such assignment and assumption, Maker shall (i) deliver to Payee an opinion of counsel in form and substance and delivered by counsel satisfactory to Payee in its sole discretion, stating, among other things, (x) that such assumption agreement is enforceable against Maker and such Successor Maker in accordance with its terms and that the Note, the Defeasance Security Agreement, and the other Loan Documents, as so assumed, are enforceable against such Successor Maker in accordance with their respective terms, and (y) if required by the applicable Rating Agencies, a non-consolidation opinion with respect to the Successor Maker; and (ii) pay all costs and expenses incurred by Payee or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed Successor


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                                                                Loan No. 3212525


                           Maker and the preparation of the assumption agreement and related documentation). Maker shall pay $1,000.00 to any such Successor Maker as consideration for assuming the obligations under the Note and the Defeasance Security Agreement. No other assumption fee shall be payable upon a transfer of the Note in accordance with this Section.

                  (vi) Payment of all costs and expenses incurred in connection with the Defeasance, including, without limitation, reasonable attorneys' fees, revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the Defeasance.

         (c) Maker shall either purchase the U.S. Obligations itself and establish the Defeasance Collateral Account, or at its option may request Payee to purchase the U.S. Obligations on its behalf. If Maker elects to have Payee purchase the U.S. Obligations on its behalf, Maker shall pay to Payee the Defeasance Deposit, and Maker hereby appoints Payee as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase U.S. Obligations which will provide for the Scheduled Defeasance Payments. Maker, pursuant to the Defeasance Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to Payee and applied to satisfy the obligations of Maker under the Note. Maker shall, at Payee's option, open a Defeasance Collateral Account in an institution acceptable to Payee. The Defeasance Collateral Account shall contain only the U.S. Obligations and cash from interest and principal paid on the U.S. Obligations. All cash from interest and principal payments paid on the U.S. Obligations shall be paid over to Payee as Scheduled Defeasance Payments and applied first to accrued and unpaid interest and then to principal. Maker shall cause the institution at which the U.S. Obligations are deposited to enter into an agreement with Maker and Payee, satisfactory to Payee in its discretion, pursuant to which such institution shall agree to hold and distribute the U.S. Obligations in accordance with this Section. Maker shall be the owner of the Defeasance Collateral Account and shall report all income accrued on the U.S. Obligations for federal, state and local income tax purposes in its income tax return. Maker shall prepay all costs and expenses associated with opening and maintaining the Defeasance Collateral Account. Payee shall not, in any way, be liable by reason of any insufficiency in the Defeasance Collateral Account.

         (d) Upon compliance with the requirements of this Section, the Mortgaged Property shall be released from the lien of the Mortgage and the pledged U.S. Obligations and the Defeasance Collateral Account shall be the sole source of collateral securing the Note. If Maker elects to have Payee purchase the U.S. Obligations with the Defeasance Deposit, any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by clause (b) above to satisfy Maker's obligations under this Section shall be remitted to Maker with the release of the Mortgaged Property from the lien of the Mortgage.


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                                                                Loan No. 3212525


         (e) For purposes of this Section, the following terms shall have the following meanings:

                  (i) The term "Defeasance" shall mean the Release, the delivery of the Defeasance Deposit to Payee (if Payee is to purchase the U.S. Obligations on Maker's behalf), the establishing of the Defeasance Collateral Account, and the providing of the Defeasance Security Agreement;

                  (ii) The term "Defeasance Collateral Account" shall mean an account acceptable to Payee at an institution acceptable to Payee into which the U.S. Obligations shall be placed at Payee's option;

                  (iii) The term "Defeasance Deposit" shall mean an amount equal to the remaining principal amount of the Note, the Yield Maintenance Premium (as hereinafter described), any costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments and any revenue, transfer, transaction, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or otherwise required to accomplish the agreements of this Section;

                  (iv) The term "Lock Out Period Expiration Date" shall mean the date which is the earlier of (1) the third anniversary of the date that is the "start up day", within the meaning of Section 860G(a)(9) of the Internal Revenue Code, as amended from time to time or any successor statute, of a REMIC that holds this Note, or (2) the fourth anniversary of the first day of the first full calendar month following the date of this Note;

                  (v) The term "Scheduled Defeasance Payments" shall mean payments on or prior, but as close as possible, to all successive scheduled payment dates of this Note after the Release Date upon which interest and principal payments are required under this Note (including, without limitation, through and including the Maturity Date) and in amounts equal to or greater than the scheduled payments of interest and principal due under this Note, including the principal balance of this Note scheduled to be outstanding on the Maturity Date;

                  (vi) The term "U.S. Obligations" shall mean direct, non-callable and non- redeemable obligations of the United States of America; and


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                                                                Loan No. 3212525


                  (vii) The term "Yield Maintenance Premium" shall mean the amount (if any) which, when added to the remaining principal amount of the Note, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments.

         (f) Upon release of the Mortgaged Property in accordance with this Section, Maker shall have no further right to prepay the Note in whole or in part or to be the subject of any further Defeasance.

         (g) If a Default Prepayment (defined below) occurs, at Payee's option, Maker shall pay to Payee the entire Debt, including, without limitation, an amount (the "Default Consideration") equal to the greater of (i) the amount (if any) which when added to the then outstanding principal amount of this Note will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments assuming Defeasance would be permitted hereunder, or (ii) one percent (1%) of the Default Prepayment. For purposes of this Section, the term "Default Prepayment" shall mean a prepayment of the principal amount of the Note made after the occurrence of any Event of Default or an acceleration of the maturity date under any circumstances.

         (h) Notwithstanding anything to the contrary herein, Maker may prepay the principal balance of this Note without premium or penalty (i) in whole during the 90 days prior to the maturity date or (ii) in whole or in part in connection with a prepayment resulting from the application of insurance proceeds or condemnation awards pursuant to the Mortgage, but in each instance Maker shall be required to pay all other sums due hereunder, and no principal amount repaid may be reborrowed.

         3. INTENTIONALLY DELETED.

         4. DEFAULT RATE. Maker does hereby agree that upon the occurrence of an Event of Default and while any Event of Default exists, including, without limitation, the failure of Maker to pay the Debt in full on the Maturity Date, Payee shall be entitled to receive and Maker shall pay interest on the entire unpaid principal sum, effective from the date of Maker's initial default with respect to such Event of Default without allowance for any applicable notice and/or grace period, at a rate (the "DEFAULT RATE") equal to seven percent (7%) above the Applicable Interest Rate, but in no event to exceed the highest rate permitted under the laws of the jurisdiction where the property secured by the Mortgage is situated. This charge shall be added to the Debt, and shall be deemed secured by the Mortgage. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy available to Payee by reason of the occurrence of any Event of Default.

        5. LATE CHARGE. If any monthly principal and interest payment payable under this Note is not paid in full within five (5) days of the date on which it is due, Maker shall pay to Payee an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount


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                                                                Loan No. 3212525

permitted by applicable law to defray the expenses incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment and such amount shall be secured by the Loan Documents.

         6. SECURITY FOR LOAN. This Note is secured by the Mortgage and certain other Loan Documents. The term "MORTGAGE" as used in this Note shall mean the Mortgage(s), Assignment(s) of Leases and Rents and Security Agreement(s) dated the date hereof in the principal sum of $12,000,000 given by Maker for the use and benefit of Payee covering certain premises located at Tilton, Belknap County, New Hampshire, as more particularly described therein.

         7. COMPLIANCE WITH LAW. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Payee to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this paragraph shall control every other covenant and agreement in this Note and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Payee's exercise of the option to accelerate the Maturity Date, or if any prepayment by Maker results in Maker's having paid any interest in excess of that permitted by applicable law, then it is Payee's express intent that all excess amounts theretofore collected by Payee shall be credited on the principal balance of this Note and all other Debt and the provisions of this Note, and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Payee for the use or forbearance of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein, in the Mortgage or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         8. AMENDMENTS. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         9. JOINT AND SEVERAL LIABILITY. If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.


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                                                                Loan No. 3212525


         10. CONSTRUCTION. Whenever used, the singular number shall include the plural, the plural the singular, and the words "PAYEE" and "MAKER" shall include their respective successors, assigns, heirs, executors and administrators.

         11. WAIVERS. Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest and non-payment and notice of intent to accelerate the maturity hereof (and of such acceleration). No release of any security for the Debt or extension of time for payment of this Note or any installment hereof and no alteration, amendment or waiver of any provision of this Note, the Mortgage or any other Loan Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker and any other who may become liable for the payment of all or any part of the Debt, under this Note, the Mortgage or any other Loan Documents.

         12. AUTHORITY. Maker (and the other undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Mortgage and the other Loan Documents and that this Note, the Mortgage and the other Loan Documents constitute valid and binding obligations of Maker.

         13. TIME. Time is of the essence of this Note.

         14. REPLACEMENT NOTE. In the event of the loss, theft or destruction of this Note, upon Maker's receipt of a reasonably satisfactory indemnification agreement executed in favor of Maker by Payee or in the event of the mutilation of this Note, upon the surrender of the mutilated Note by Payee to Maker, Maker shall execute and deliver to Payee a new Mortgage note in form and content identical to this Note in lieu of the lost, stolen, destroyed or mutilated Note.

         15. NOTICE. All notices required to be given pursuant hereto shall be given in the manner specified in the Mortgage directed to the parties at their respective addresses as provided therein.

         16. COSTS AND EXPENSES. Borrower shall pay all expenses and costs, including fees and out-of-pocket expenses of attorneys and expert witnesses and costs of investigation incurred by Payee as a result of any Event of Default or in connection with efforts to collect any amount due under this Note or to enforce the provisions of any of the Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

         17. FORBEARANCE. Any forbearance by Payee in exercising any right or remedy under this Note, the Mortgage or any other Loan Document or otherwise afforded by applicable law shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Payee of any payment after the due date of such payment or in an amount which is less than the required payment shall not be a waiver of Payee's right to require prompt payment when due of all


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                                                                Loan No. 3212525

other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Payee of any security for Maker's obligations under this Note shall not constitute an election by Payee of remedies so as to preclude the exercise of any other right or remedy available to Payee.

         18. SECTION HEADINGS. The Section headings inserted in this Note have been included for convenience only and are not intended and shall not be construed to limit or define in any way the substance of any section contained herein.

         19. LIMITATION ON LIABILITY. Notwithstanding anything to the contrary contained herein, but subject to the obligations of PARAGRAPH 45 of the Mortgage, any claim based on or in respect of any liability of Maker under this Note, the Mortgage or any other Loan Document shall be enforced only against the Mortgaged Property (as such term is defined in the Mortgage) and any other collateral now or hereafter given to secure this Note and not against any other assets, properties or funds of Maker; PROVIDED, HOWEVER, that the liability of Maker for loss, costs or damage arising out of the matters described in subsections (i) through (vi) below (collectively, "NON-RECOURSE CARVEOUT OBLIGATIONS") shall not be limited solely to the Mortgaged Property and other collateral now or hereafter given to secure this Note but shall include all of the assets, properties and funds of Maker: (i) fraud, misrepresentation and waste, (ii) any rents, issues or profits collected more than one (1) month in advance of their due dates, (iii) any misapplication of loan proceeds, rents, issues or profits, security deposits and any other payments from tenants or occupants (including, without limitation, lease termination fees), insurance proceeds, condemnation awards or other sums of a similar nature, (iv) liability under environmental covenants, conditions and indemnities contained in the Mortgage and in any separate environmental indemnity agreements, (v) the unauthorized sale, conveyance or transfer of title to the Mortgaged Property or encumbrance of the Mortgaged Property and (vi) the failure of Maker to maintain its status as a single purpose, bankruptcy-remote entity pursuant to its organizational documents and the Loan Documents. Nothing herein shall be deemed
(w) to be a waiver of any right which Payee may have under any bankruptcy law of the United States or the state where the Mortgaged Property is located including, but not limited to, Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Mortgage or to require that all collateral securing the indebtedness secured hereby shall continue to secure all of the indebtedness owing to Payee in accordance with this Note, the Mortgage and the other Loan Documents; (x) to impair the validity of the indebtedness secured by the Mortgage; (y) to impair the right of Payee as mortgagee or secured party to commence an action to foreclose any lien or security interest; or (z) to modify, diminish or discharge the liability of any guarantor under any guaranty or of any indemnitor under any indemnity agreement.

         This Note shall be governed and construed in accordance with the laws of the State of New Hampshire and the applicable laws of the United States of America.


    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE(S) FOLLOW(S)]



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


         IN WITNESS WHEREOF, Maker has duly executed and delivered this Note the day and year first above written.

                                BIRCH POND REALTY CORPORATION
                                (doing business in the State of New Hampshire as BPRC)


                                By: /s/ Olga L. Conley
                                   --------------------------------------------
                                   Name: Olga L. Conley
                                   Its: Treasurer


                             11